UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  July 26, 2005

SPIRIT FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	01-32386	20-0175773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14631 N. Scottsdale Road, Suite 200

Scottsdale, Arizona  85254

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 606-0820

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.  Entry into a Material Definitive Agreement.

Some of the information required by this Item 1.01 of this Current Report is also being furnished under Item 2.03 - “Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.”  The information reported under Item 2.03 of this Current Report is incorporated in this Item 1.01 by reference.

In connection with the transaction described in Item 2.03 of this Current Report, Spirit Finance Corporation (the “Company”) entered into a Property Management and Servicing Agreement dated as of July 26, 2005, among Spirit Master Funding, LLC, the Company and Midland Loan Services, Inc. (the “Property Management Agreement”).  The Property Management Agreement is attached hereto as Exhibit 10.1.  Under the Property Management Agreement, the Company will service the mortgage loans and leases on the mortgaged properties included in the collateral pool.  Midland Loan Services, Inc. will act as back-up manager under the Property Management Agreement.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 26, 2005, Spirit Master Funding, LLC (the “Issuer”), a subsidiary of the Company, entered into a Master Indenture, between the Issuer and Citibank, N.A., dated as of July 26, 2005 (the “Indenture”) as supplemented by the Series 2005-1 Indenture Supplement, between the Issuer and Citibank, N.A., dated as of July 26, 2005 (the “Supplement”), pursuant to which the Issuer issued $441,300,000 of its Net-Lease Mortgage Notes, Series 2005-1 (the “Notes”).  The Indenture is attached to this report as Exhibit 4.1 and the Supplement is attached to this report as Exhibit 4.2.  The Notes consist of two classes that are designated as the Class A-1 Notes and the Class A-2 Notes.  The Class A-1 Notes have an aggregate initial principal balance of $183.0 million, will amortize monthly and will accrue interest at an annual rate of 5.05%.  The Class A-2 Notes have an initial aggregate principal balance of $258.3 million, will have monthly payments of interest only and will accrue interest at an annual rate of 5.37%.  Both the Class A-1 Notes and the Class A-2 Notes are rated “AAA” by Standard & Poor’s Ratings Services and “Aaa” by Moody’s Investors Service, Inc. and will mature in July 2020.  The Notes may be prepaid by the Issuer at any time, subject to a make whole prepayment premium. The timely payment of the scheduled interest and ultimate payment of principal on the Notes are guaranteed under an insurance policy issued by Ambac Assurance Corporation.

The Notes are secured by, among other things: (i) fee title to 341 commercial real estate properties (“Mortgaged Properties”), (ii) three commercial equipment loans secured by equipment used in the operation of a Mortgaged Property and (iii) 67 monthly pay, first lien, commercial mortgage loans.  The Indenture permits the substitution of additional commercial mortgage loans or Mortgaged Properties from time to time subject to certain conditions.  The Indenture also permits the issuance of additional series of notes (the “Related Series Notes”) from time to time, with the Notes and any Related Series Notes secured by the same Collateral Pool.  The Indenture includes customary events of default including the acceleration of principal due on the Notes in the event of nonpayment.

The foregoing description of the Notes and the Indenture is qualified in its entirety by reference to the Indenture and the Supplement, copies of which are filed herewith as Exhibits 4.1 and 4.2, respectively, and are incorporated in this Item 2.03 by reference.

Item 7.01.  Regulation FD Disclosure.

The information in this Item 7.01 of this Current Report, including the exhibit attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

On August 1, 2005, Spirit Finance Corporation issued the press release furnished herewith as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

4.1	Master Indenture dated as of July 26, 2005, between Spirit Master Funding, LLC and Citibank, N.A., as indenture trustee.

4.2	Series 2005-1 Indenture Supplement dated as of July 26, 2005, between Spirit Master Funding, LLC and Citibank, N.A., as indenture trustee.

10.1	Property Management and Servicing Agreement dated as of July 26, 2005, among Spirit Master Funding, LLC, Spirit Finance Corporation and Midland Loan Services, Inc.

99.1	Press Release of Spirit Finance Corporation dated August 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT FINANCE CORPORATION

Date: August 1, 2005	By:	/s/ Catherine Long
Catherine Long
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Master Indenture dated as of July 26, 2005, between Spirit Master Funding, LLC and Citibank, N.A., as indenture trustee.

4.2	Series 2005-1 Indenture Supplement dated as of July 26, 2005, between Spirit Master Funding, LLC and Citibank, N.A., as indenture trustee.

10.1	Property Management and Servicing Agreement dated as of July 26, 2005, among Spirit Master Funding, LLC, Spirit Finance Corporation and Midland Loan Services, Inc.

99.1	Press Release of Spirit Finance Corporation dated August 1, 2005.